Exhibit 99.1

SEAWORLD ENTERTAINMENT, INC. ANNOUNCES LONG-TERM INVESTMENT BY ZHONGHONG GROUP

Zhonghong Group to Acquire an Approximately 21% Equity Interest in SeaWorld from Blackstone

SeaWorld Also Enters into Exclusive Advisory Services and Support Agreements with Zhonghong Holding

ORLANDO, Fla. and BEIJING – March 24, 2017 – SeaWorld Entertainment, Inc. (NYSE: SEAS) (“SeaWorld”), a leading theme park and entertainment company, today announced that a wholly owned subsidiary of Zhonghong Zhuoye Group Co., Ltd. (“Zhonghong Group”), a diversified holding company focused on strategic growth opportunities in the leisure, tourism, and culture industries, will acquire an approximately 21% equity interest in SeaWorld from certain funds affiliated with Blackstone at a price of $23.00 per share.

SeaWorld and Zhonghong Holding Co., Ltd. (“Zhonghong Holding”), an affiliate of Zhonghong Group, have also agreed to advisory services and support agreements under which SeaWorld will advise Zhonghong Holding exclusively on the concept development and design of theme parks, water parks, and family entertainment centers to be developed and operated by Zhonghong Holding, including exclusive rights in China, Taiwan, Hong Kong and Macau.

“Zhonghong Group is making a significant, long-term investment in SeaWorld, reflecting their appreciation of the strength of our brand, our potential to grow the company and a shared commitment to protect wildlife and the environment,” said Joel Manby, President and CEO of SeaWorld Entertainment, Inc. “Zhonghong Group has a strong track record of performance in the leisure and travel industries, and a solid management team with valuable experience in theme parks, family entertainment, and real estate development in Asia.”

“We are delighted to engage with SeaWorld to bring this iconic, world-class family entertainment brand to China. SeaWorld’s commitment to inspiring guests to protect animals and our oceans is increasingly relevant to people all around the world,” said Yoshikazu Maruyama, President of Zhonghong Group’s American operation. “Zhonghong Group hopes to contribute our experience and resources in global tourism and project development to enhance long-term value to all of SeaWorld’s shareholders. We look forward to a highly collaborative relationship and to serve as a key partner to grow its business and further its mission.”

Zhonghong Group has entered into a stockholders agreement with SeaWorld and, effective upon closing of the transaction, SeaWorld will increase the size of its Board to 11 and Zhonghong Group executives Yoshikazu Maruyama, President of Zhonghong Group’s American operation, and Yongli Wang, Chief Strategy Officer of Zhonghong Group, will join the SeaWorld Board providing long-term shareholder perspectives and substantive expertise in global themed entertainment and business development in China.

The agreement also contains certain restrictions on Zhonghong Group’s ability to sell its interest in SeaWorld for a period of two years, limitations on its ability to acquire more than 24.9% of SeaWorld’s outstanding shares without the approval of the independent directors of SeaWorld’s Board and other customary restrictions including voting and standstill to protect SeaWorld and all of its stockholders.

Upon receipt of regulatory approvals and satisfaction of other customary closing conditions, the transaction is expected to close in the second quarter of 2017. Following the closing contemplated by the agreements, Blackstone and its affiliates will no longer hold any interests in SeaWorld or have seats on SeaWorld’s Board.

Biographies of Zhonghong Group Board Designees

Yoshikazu Maruyama recently joined the Zhonghong Group, a leading real estate development and diversified leisure and tourism company in Asia. Prior to that, Mr. Maruyama served as Global Head of Location Based Entertainment for DreamWorks Animation SKG, where he served from August 2010 until March 2017. From June 2004 to January 2009, he served as Chief Strategy Officer and was elected to the Board of Directors of USJ Co., Ltd, owner and operator of Universal Studios Japan theme park. Mr. Maruyama held multiple positions at Universal Parks and Resorts from June 1995 to June 2004, including as Senior Vice President of International Business Development and Vice President of Strategic Planning. Mr. Maruyama took a hiatus from Universal Park & Resorts to support the startup of eToys, an online toy retailer in 1999. Mr. Maruyama also served as a Financial Analyst at J.P. Morgan & Co. from July 1992 to June 1995. Mr. Maruyama holds a Bachelor of Science degree in Operations Research from Columbia University in New York.

Yongli Wang currently serves as Chief Strategy Officer for Zhonghong Group, where he is primarily responsible for overseeing all strategic and financial planning activities, particularly with regard to major investments in the U.S. and Asia. Prior to that, Mr. Wang served as a Managing Director of Rothschild China, where he led several large cross-border merger and acquisition (“M&A”) transactions from 2015 to 2017. From 2014 to 2015, Mr. Wang served as a Vice President for Royal DSM N.V, a global health, nutrition, and materials company headquartered in the Netherlands. Previously, Mr. Wang served as a Managing Director for HSBC China, where he executed multiple scale cross-border M&A transactions and initial public offerings, from 2010 to 2014. From 2009 to 2010, Mr. Wang served as a Vice President and Head of Global Investment and M&A for Sinochem Group. Previously, Mr. Wang served in various capacities for Lanxess from 2003 to 2008, including as President and Founding CEO of Lanxess China and as Managing Director of Lanxess Hong Kong. From 1996 to 2003, Mr. Wang served as a Director and Head of Strategy for Bayer China. Mr. Wang holds a Bachelor degree in Computer Science from Fudan University and a Masters in Business Administration from the Executive program at China Europe International Business School.

About SeaWorld Entertainment, Inc.

SeaWorld Entertainment, Inc. (NYSE: SEAS) is a leading theme park and entertainment company providing experiences that matter, and inspiring guests to protect animals and the wild wonders of our world. The company is one of the world’s foremost zoological organizations and a global leader in animal welfare, training, husbandry, and veterinary care. The company collectively cares for what it believes is one of the largest zoological collections in the world and has helped lead advances in the care of animals. The company also rescues and rehabilitates marine and terrestrial animals that are ill, injured, orphaned, or abandoned, with the goal of returning them to the wild. The SeaWorld® rescue team has helped more than 29,000 animals in need over the last 50 years.

SeaWorld Entertainment, Inc. owns or licenses a portfolio of recognized brands including SeaWorld, Busch Gardens®, and Sea Rescue®. Over its more than 50-year history, the company has built a diversified portfolio of 12 destination and regional theme parks that are grouped in key markets across the United States, many of which showcase its one-of-a-kind zoological collection. The company’s theme parks feature a diverse array of rides, shows, and other attractions with broad demographic appeal which deliver memorable experiences and a strong value proposition for its guests.

About Zhonghong Group

Zhonghong Group was founded in 1993, and is a diversified holding company headquartered in Beijing, China, with investments in real estate, leisure, culture, and tourism industries. Most recently, the Zhonghong Group acquired Abercrombie & Kent, Group of Companies, S.A., a major international luxury and adventure tour operator. Zhonghong Group has over 13,500 employees globally with varied backgrounds ranging from tourism, finance, real estate, hospitality, leisure, and recreation.

Zhonghong Holding Co., Ltd. (SHE: 000979) is an affiliate of Zhonghong Group and was listed in 2010 on the Shenzhen Stock Exchange. The Company is principally focused on real estate development and management of leisure, culture, and tourism projects throughout China, with a large portfolio of land holdings in China’s most strategic tourism destinations.

Forward-Looking Statements

Forward-Looking Statements in this press release, which are not historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The forward-looking statements are based upon current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management’s control. The company generally uses the words such as “might,” “will,” “may,” “should,” “estimates,” “expects,” “continues,” “contemplates,” “anticipates,” “projects,” “plans,” “potential,” “predicts,” “intends,” “believes,” “forecasts,” “future”, “guidance”, “targeted” and variations of such words or similar expressions or the negative of these terms or similar expressions.

These forward looking statements include statements about our plans and strategies and future events, including Zhonghong Group’s acquisition of an equity interest in the company; the anticipated timing of the closing of the transaction; the concept development and design agreements; and the company’s expectations with respect to anticipated revenue resulting from the concept development and design agreements among other things. These forward-looking statements are subject to a number of risks, uncertainties and other important factors, many of which are beyond management’s control, that could cause actual results to differ materially from the forward-looking statements contained in this press release, including among others: the risk that closing conditions with respect to the transaction, including the receipt of regulatory approvals, may not be satisfied; our ability to execute on our strategy; the risk that Zhonghong Holding may be unable to make the required payments under the concept development and design agreements; the possibility that the concept development and design agreements might be terminated early; the inability to protect the company’s intellectual property or the infringement on intellectual property rights of others; and other risks, uncertainties and factors set forth in the section entitled “Risk Factors” in the company’s most recently available Annual Report on Form 10-K, as such risks, uncertainties and factors may be updated in the company’s periodic filings with the Securities and Exchange Commission.

Although the company believes that these statements are based upon reasonable assumptions, it cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this press release. Except as required by law, the company undertakes no obligation to update or revise forward-looking statements to reflect new information or events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events or otherwise.